Exhibit 99.2

QUARTERLY INVESTOR SUMMARY 3Q13 - November 12, 2013 dish

2 DISH QUARTERLY INVESTOR SUMMARY–3Q13 DISH NETWORK REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS ENGLEWOOD, Colo., Nov. 12, 2013 – DISH Network Corporation (NASDAQ: DISH) today reported revenue totaling $3.60 billion for the quarter ending Sept. 30, 2013, compared to $3.52 billion for the corresponding period in 2012. Subscriber-related revenue increased 6.1 percent to $3.47 billion from $3.27 billion in the year-ago period. Net income attributable to DISH Network totaled $315 million for the quarter ending Sept. 30, 2013, compared to a net loss of $158 million from the year-ago quarter. Diluted earnings per share were $0.68, compared with a net loss per share of $0.35 during the same period in 2012. Pay-TV ARPU for the third quarter totaled $81.05 compared to the year-ago period’s pay-TV ARPU of $76.99. Pay-TV subscriber churn rate decreased to 1.66 percent versus 1.80 percent for third quarter 2012. Total pay-TV customers increased by 35,000 in the quarter. DISH closed the third quarter with 14.049 million pay-TV subscribers compared to 14.042 million pay-TV subscribers at the end of third quarter 2012. DISH added approximately 734,000 gross new pay- TV subscribers compared to approximately 739,000 gross new pay-TV subscribers in the prior year’s third quarter. DISH added approximately 75,000 net broadband subscribers in the third quarter, bringing its broadband subscriber base to approximately 385,000, a 24 percent increase sequentially. DISH added approximately 17,000 net broadband subscribers in the third quarter 2012. Year-to-Date Review For the first nine months of 2013, DISH Network’s revenues of $10.76 billion increased 1 percent over $10.68 billion in revenue from the same period last year. Subscriber-related revenue increased 5 percent to $10.28 billion from $9.79 billion for the first nine months of 2012. Year to date, net income attributable to DISH Network totaled $519 million compared with $428 million during the same period last year. Diluted earnings per share were $1.13 for the first nine months of 2013, compared with $0.95 during the same period in 2012. Detailed financial data and other information are available in DISH Network’s Form 10-Q for the quarter ended Sept. 30, 2013, filed today with the Securities and Exchange Commission. DISH Network will host its third quarter 2013 financial results conference call today at noon ET. The dial-in numbers are (800) 616-6729 (U.S.) and (763) 488-9145, conference ID number 71842221. About DISH DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.049 million satellite TV customers, as of Sept. 30, 2013, with the highest quality programming and technology with the most choices at the best value, including HD Free for Life®. Subscribers enjoy the largest high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation is a Fortune 200 company. Visit www.dish.com. TABLE OF CONTENTS Pay-TV Metrics 3 Broadband Metrics 5 Selected Financial Results 6 Condensed Consolidated Balance Sheets 9 Condensed Consolidated Statements of Operations 10 Condensed Consolidated Statements of Cash Flows 11 Results of Operations 3Q13 vs. 3Q1212 Cautionary Statement Concerning Forward-Looking Statements 13 DISH 3Q13 Financial Results Conference Call – Noon ET Today U.S. or Canada 800-616-6729 Internationally 763-488-9145 Conference ID: 71842221

DISH QUARTERLY INVESTOR SUMMARY–3Q13 PAY-TV METRICS Pay-TV Net Additions DISH added approximately 35,000 net Pay-TV subscribers in 3Q13, compared to the loss of approximately 19,000 net Pay-TV subscribers during the same period in 2012. The increase in the number of net Pay-TV subscribers added versus the same period in 2012 resulted primarily from a decrease in our Pay-TV churn rate. Pay-TV Gross Activations In 3Q13, DISH added approximately 734,000 gross new Pay-TV subscribers compared to the addition of approximately 739,000 gross new Pay-TV subscribers during the same period in 2012, a decrease of 0.7%. Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing, discounted promotional offers, and more aggressive retention efforts in a mature market. In addition, our gross new Pay-TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty. Pay-TV Churn Our Pay-TV churn rate for 3Q13 was 1.66% compared to 1.80% for the same period in 2012. While our Pay-TV churn rate improved compared to the same period in 2012, churn continues to be adversely affected by increased competitive pressures, including aggressive marketing and discounted promotional offers. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, service interruptions driven by programming disputes and our ability to control piracy and other forms of fraud.

DISH QUARTERLY INVESTOR SUMMARY–3Q13 PAY-TV METRICS–CONTINUED Pay-TV Subscribers DISH closed the third quarter with 14.049 million Pay-TV subscribers compared to 14.042 million total Pay-TV subscribers at the end of 3Q12. Pay-TV ARPU Pay-TV average monthly revenue per subscriber (ARPU) was $81.05 during 3Q13 versus $76.99 during the same period in 2012. The $4.06 or 5.3% increase in Pay-TV ARPU was primarily attributable to the programming package price increase in February 2013, higher hardware related revenue and pay-per-view revenue. Pay-TV SAC Pay-TV Subscriber Acquisition Cost (Pay-TV SAC) was $842 during 3Q13 compared to $797 during the same period in 2012, an increase of $45 or 5.6%. This increase was primarily attributable to increased equipment costs. Capitalized equipment costs increased $35 per activation, primarily due to an increase in the percentage of new subscriber activations with new Hopper receiver systems. In addition, the Hopper with Sling set-top box cost per unit is currently higher than the original Hopper set-top box.

DISH QUARTERLY INVESTOR SUMMARY–3Q13 BROADBAND METRICS Broadband Net Additions DISH added approximately 75,000 net Broadband subscribers during 3Q13 compared to the addition of approximately 17,000 net Broadband subscribers during the same period in 2012. This increase versus the same period in 2012 primarily resulted from higher gross new Broadband subscriber activations. Broadband Gross Activations During 3Q13, DISH added approximately 101,000 gross new Broadband subscribers compared to the addition of approximately 29,000 gross new Broadband subscribers during the same period in 2012. This increase was driven by increased advertising related to the dishNET branded broadband services. Broadband Subscribers DISH closed 3Q13 with 385,000 Broadband subscribers compared to 139,000 total Broadband subscribers at the end of 3Q12.

DISH QUARTERLY INVESTOR SUMMARY–3Q13 SELECTED FINANCIAL RESULTS Subscriber-Related Revenue Subscriber-related revenue totaled $3.467 billion for 3Q13, an increase of $199 million or 6.1% compared to the same period in 2012. The change in Subscriber-related revenue from the same period in 2012 was primarily related to the increase in Pay-TV ARPU previously discussed and revenue from broadband services. Included in Subscriber-related revenue was $60 million and $24 million of revenue related to our broadband services for 3Q13 and 3Q12, respectively. Subscriber-Related Expenses Subscriber-related expenses totaled $1.977 billion during 3Q13, an increase of $168 million or 9.3% compared to the same period in 2012. The increase in Subscriber-related expenses was primarily attributable to higher pay-TV programming costs and higher Broadband subscriber-related expenses due to the increase in our Broadband subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses was $38 million and $13 million of expense related to our broadband services for 3Q13 and 3Q12, respectively. Net Income Net income (loss) attributable to DISH Network was income of $315 million during 3Q13, an increase of $473 million compared to a loss of $158 million for the same period in 2012. Note that net income in 2Q13 was negatively impacted by a $438 million impairment charge for the T2 and D1 satellites. Also note that 3Q12 includes $730 million related to the estimated fair value of the Voom Settlement Agreement which was recorded as Litigation expense.

SELECTED FINANCIAL RESULTS—CONTINUED

EBITDA

EBITDA was $768 million during 3Q13, an increase of $731 million compared to the same period in 2012.

Note that EBITDA in 2Q13 was negatively impacted by a $438 million impairment charge for the T2 and D1 satellites. Also note that EBITDA for 3Q12 was negatively impacted by $730 million of Litigation expense related to the Voom Settlement Agreement.



EBITDA
Dollars in Millions
$37
$675
$701
$422
$768
3Q12
4Q12
1Q13
2Q13
3Q13

Non-GAAP Reconciliation–EBITDA to Net Income

	Quarter To Date				
	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13
		(In thousands)			
EBITDA	$ 37,073	$ 675,315	$ 701,242	$ 422,410	$ 767,723
Interest expense, net	(109,514)	(107,822)	(123,892)	(171,027)	(149,480)
Income tax (provision) benefit, net	149,383	(118,558)	(127,425)	38,039	(42,698)
Depreciation and amortization	(235,403)	(239,829)	(234,327)	(300,474)	(260,637)
Net income (loss) attributable to DISH Network	$ (158,461)	$ 209,106	$ 215,598	$ (11,052)	$ 314,908

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is not a measure determined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the Pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

DISH QUARTERLY INVESTOR SUMMARY—3Q13 7

DISH QUARTERLY INVESTOR SUMMARY–3Q13 SELECTED FINANCIAL RESULTS–CONTINUED Free Cash Flow (“FCF”) Free Cash Flow was $82 million for the three months ended September 30, 2013 and $719 million for the nine months ended September 30, 2013. Note that 4Q12 includes the negative impact of $676 million of payments for the Voom Settlement Agreement. Non-GAAP Reconciliation–FCF to Cash From Operations Quarter To Date 9/30/12 12/31/12 3/31/13 6/30/13 9/30/13 (In thousands) Free cash flow 424,238 $ (297,808) $ 374,935 $ 262,592 $ 81,885 Add back: Purchases of property and equipment 261,740 275,641 311,527 282,213 319,164 Net cash flows from operating activities 685,978 (22,167) $ 686,462 $ 544,805 $ 401,049 FCF is defined as Net cash flows from operating activities less Purchases of property and equipment, as shown on our Condensed Consolidated Statements of Cash Flows. We believe free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and should not be considered a substitute for Operating income, Net income, Net cash flows from operating activities or any other measure determined in accordance with GAAP. Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure Net cash flows from operating activities

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)
(Unaudited)

	As of	
	September 30, 2013	December 31, 2012
Assets		
Current Assets:		
Cash and cash equivalents	$ 4,793,453	$ 3,606,140
Marketable investment securities	5,508,737	3,631,637
Trade accounts receivable - other, net of allowance for doubtful accounts of $18,725 and $16,945, respectively	895,944	842,905
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	32,907	26,960
Inventory	580,714	623,720
Deferred tax assets	99,222	99,854
Prepaid income taxes	135,514	110,608
Other current assets	292,497	117,329
Total current assets	12,338,988	9,059,153
Noncurrent Assets:		
Restricted cash and marketable investment securities	95,154	134,410
Property and equipment, net of accumulated depreciation of $3,183,169 and $3,043,609, respectively	4,055,871	4,402,360
FCC authorizations	3,296,665	3,296,665
Marketable and other investment securities	141,960	119,051
Other noncurrent assets, net	416,602	367,969
Total noncurrent assets	8,006,252	8,320,455
Total assets	$ 20,345,240	$ 17,379,608
Liabilities and Stockholders' Equity (Deficit)		
Current Liabilities:		
Trade accounts payable - other	$ 265,377	$ 298,722
Trade accounts payable - EchoStar	336,164	281,875
Deferred revenue and other	862,942	857,280
Accrued programming	1,204,038	1,096,908
Accrued interest	232,400	224,383
Litigation accrual	-	70,999
Other accrued expenses	535,112	556,599
Current portion of long-term debt and capital lease obligations	487,039	537,701
Total current liabilities	3,923,072	3,924,467
Long-Term Obligations, Net of Current Portion:		
Long-term debt and capital lease obligations, net of current portion	13,624,285	11,350,399
Deferred tax liabilities	1,801,081	1,662,732
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	270,966	370,382
Total long-term obligations, net of current portion	15,696,332	13,383,513
Total liabilities	19,619,404	17,307,980
Commitments and Contingencies		
Stockholders' Equity (Deficit):		
Class A common stock, $.01 par value, 1,600,000,000 shares authorized, 275,448,372 and 270,613,262 shares issued, 219,330,112 and 214,495,002 shares outstanding, respectively	2,754	2,706
Class B common stock, $.01 par value, 800,000,000 shares authorized, 238,435,208 shares issued and outstanding	2,384	2,384
Class C common stock, $.01 par value, 800,000,000 shares authorized, none issued and outstanding	-	-
Additional paid-in capital	2,569,043	2,440,626
Accumulated other comprehensive income (loss)	205,081	188,803
Accumulated earnings (deficit)	(508,739)	(1,028,193)
Treasury stock, at cost	(1,569,459)	(1,569,459)
Total DISH Network stockholders' equity (deficit)	701,064	36,867
Noncontrolling interest	24,772	34,761
Total stockholders' equity (deficit)	725,836	71,628
Total liabilities and stockholders' equity (deficit)	$ 20,345,240	$ 17,379,608

DISH QUARTERLY INVESTOR SUMMARY–3Q13 9

DISH QUARTERLY INVESTOR SUMMARY–3Q 13 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited) Macintosh HD:Users:Shared:Dayne Pillow Current 2013 2012 2013 2012 Revenue: Subscriber-related revenue 3,466,611 $ 3,267,380 $ 10,275,697 $ 9,787,676 $ Equipment and merchandise sales, rental and other revenue 118,898 251,905 460,043 872,899 Equipment sales, services and other revenue – EchoStar 16,068 4,062 27,14 16,407 Total revenue 3,601,577 3,523,347 10,762,934 10,76,982 Costs and Expenses (exclusive of depreciation shown separately below): Subscriber-related expenses 1,976,712 1,808,285 5,812,325 5,393,202 Satellite and transmission expenses: Echo Star 131,263 104,631 369,902 321,567 Other 10,177 10,915 30,615 31,772 Cost of sales - equipment, merchandise, services, rental and other 81,521 120,852 257,830 393,175 Subscriber acquisition coss: Cost of sales - subscriber promotion subsidies 69,579 67,720 214,811 203,989 Other subscriber acquisition costs 426,739 387,749 1,179,943 1,057,660 Total subscriber acquisition costs 496,318 455,469 1,394,754 1,261,649 General and administrative expenses – EchoStar 23,459 20,763 68,636 47,635 General and administrative expenses 224,069 309,601 725,512 986,571 Litigation expense- 730,457 - 730,457 Depreciation and amortization 260,637 235,403 795,438 743,220 Impairment of long-lived assets- 437,575 - Total costs and expenses 3,204,156 3,796,376 9,892,587 9,909,248 Operating income (loss) 397,421 (273,029) 870,347 767,734 Other Income (Expense): Interest income 39,994 34,304 121,331 61,597 Interest expense, net of amounts capitalized(189,474) (143,818) (565,730) (391,132) Other, net 105,747 69,831 212,728 172,665 Total other income (expense)(43,733) (39,683) (231,671) (156,870) Income (loss) before income taxes 353,688 (312,712) 638,676 610,864 Income tax (provision) benefit, net(42,698) 149,383 (132,084) (188,471) Net income (loss)310,990(163,329)506,592422,393Less: Net income (loss) attributable to non controlling interest(3,918) (4,868) (12,862) (5,188) Net income (loss) attributable to DISH Network 314,908$ (158,461)$ 519,454$ 427,581$ Weighted-average common shares outstanding - Class A and B common stock: Basic 457,377 451,042 455,372 449,547 Diluted 460,715 451,042 458,396 452,319 Earnings per share - Class A and B common stock: Basic net income (loss) per share attributable to DISH Network 0.69$ (0.35) $ 1.14$ 0.95$ Diluted net income (loss) per share attributable to DISH Network 0.68 $ (0.35) $ 1.13 $ 0.95 $ Comprehensive Income (Loss): Net income (loss)310,990$ (163,329)$ 506,592$ 422,393$ Other comprehensive income (loss): Foreign currency translation adjustments(4,570) 3,990 1,029 5,278 Unrealized holding gains (losses) on available-for-sale securities 40,692 141,781 77,760 123,409 Recognition of previously unrealized (gains) losses on available-for-sale securities included in net income (loss)(49,221) (68,899) (54,565) (152,921) Deferred income tax (expense) benefit 3,647 - (7,946) - Total other comprehensive income (loss), net of tax(9,452) 76,872 16,278 (24,234) Comprehensive income (loss)301,538 (86,457) 522,870 398,159 Less: Comprehensive income (loss) attributable to non controlling interest(3,918) (4,868) (12,862) (5,188) Comprehensive income (loss) attributable to DISH Network 305,456$ (81,589)$ 535,732$ 403,347$ For the Three Months For the Nine Months Ended September 30,Ended September 30,

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	For the Nine Months Ended September 30, 2013	2012
Cash Flows From Operating Activities:		
Net income (loss)	$ 506,592	$ 422,393
Adjustments to reconcile net income (loss) to net cash flows from operating activities:		
Depreciation and amortization	795,438	743,220
Impairment of long-lived assets	437,575	-
Realized and unrealized losses (gains) on investments	(207,592)	(171,203)
Non-cash, stock-based compensation	26,111	36,957
Deferred tax expense (benefit)	4,277	395,079
Other, net	55,239	15,902
Change in noncurrent assets	(14,559)	(77,437)
Changes in current assets and current liabilities, net	29,235	669,131
Net cash flows from operating activities	1,632,316	2,034,042
Cash Flows From Investing Activities:		
Purchases of marketable investment securities	(5,009,859)	(3,292,823)
Sales and maturities of marketable investment securities	3,207,640	1,618,843
Purchases and prepaid funding of derivative financial instruments	(696,000)	-
Settlement of derivative financial instruments and prepaid funding	822,510	-
Purchases of property and equipment	(912,904)	(681,925)
Change in restricted cash and marketable investment securities	38,771	(1,739)
DBSD North America Transaction, less cash acquired of $5,230	-	(40,015)
TerreStar Transaction	-	(36,942)
Other	(193,051)	(56,553)
Net cash flows from investing activities	(2,742,893)	(2,491,154)
Cash Flows From Financing Activities:		
Proceeds from issuance of long-term debt	2,300,000	2,900,000
Proceeds from issuance of restricted debt	2,600,000	-
Repurchases of 7% Senior Notes due 2013	(48,552)	-
Redemption of restricted debt	(2,600,000)	-
Funding of restricted debt escrow	(2,596,750)	-
Release of restricted debt escrow	2,596,771	-
Debt issuance costs	(11,427)	(6,681)
Repayment of long-term debt and capital lease obligations	(29,585)	(28,599)
Net proceeds from Class A common stock options exercised and stock issued under the Employee Stock Purchase Plan	66,598	61,404
Other	20,822	7,572
Net cash flows from financing activities	2,297,877	2,933,696
Effect of exchange rates on cash and cash equivalents	13	1,947
Net increase (decrease) in cash and cash equivalents	1,187,313	2,478,531
Cash and cash equivalents, beginning of period	3,606,140	609,108
Cash and cash equivalents, end of period	$ 4,793,453	$ 3,087,639
Supplemental Disclosure of Cash Flow Information:		
Cash paid for interest (including capitalized interest)	$ 666,970	$ 385,518
Capitalized interest	$ 101,265	$ 72,061
Cash received for interest	$ 120,852	$ 26,209
Cash paid for income taxes	$ 235,981	$ 270,042
Employee benefits paid in Class A common stock	$ 24,230	$ 22,280
Satellites and other assets financed under capital lease obligations	$ 904	$ 850

DISH QUARTERLY INVESTOR SUMMARY–3Q13 11

RESULTS OF OPERATIONS
3Q13 VS. 3Q12

(In thousands)
(Unaudited)

Statements of Operations Data	For the Three Months Ended September 30, 2013	2012	Variance Amount	%
Revenue:				
Subscriber-related revenue	$ 3,466,611	$ 3,267,380	$ 199,231	6.1
Equipment and merchandise sales, rental and other revenue	118,898	251,905	(133,007)	(52.8)
Equipment sales, services and other revenue - EchoStar	16,068	4,062	12,006	*
Total revenue	3,601,577	3,523,347	78,230	2.2
Costs and Expenses:				
Subscriber-related expenses	1,976,712	1,808,285	168,427	9.3
% of Subscriber-related revenue	**57.0%**	**55.3%**		
Satellite and transmission expenses - EchoStar	131,263	104,631	26,632	25.5
% of Subscriber-related revenue	**3.8%**	**3.2%**		
Satellite and transmission expenses - Other	10,177	10,915	(738)	(6.8)
% of Subscriber-related revenue	**0.3%**	**0.3%**		
Cost of sales - equipment, merchandise, services, rental and other	81,521	120,852	(39,331)	(32.5)
Subscriber acquisition costs	496,318	455,469	40,849	9.0
General and administrative expenses	247,528	330,364	(82,836)	(25.1)
% of Total revenue	**6.9%**	**9.4%**		
Litigation expense	-	730,457	(730,457)	*
Depreciation and amortization	260,637	235,403	25,234	10.7
Total costs and expenses	3,204,156	3,796,376	(592,220)	(15.6)
Operating income (loss)	397,421	(273,029)	670,450	*
Other Income (Expense):				
Interest income	39,994	34,304	5,690	16.6
Interest expense, net of amounts capitalized	(189,474)	(143,818)	(45,656)	(31.7)
Other, net	105,747	69,831	35,916	51.4
Total other income (expense)	(43,733)	(39,683)	(4,050)	(10.2)
Income (loss) before income taxes	353,688	(312,712)	666,400	*
Income tax (provision) benefit, net	(42,698)	149,383	(192,081)	*
Effective tax rate	**12.1%**	**47.8%**		
Net income (loss)	310,990	(163,329)	474,319	*
Less: Net income (loss) attributable to noncontrolling interest	(3,918)	(4,868)	950	19.5
Net income (loss) attributable to DISH Network	$ 314,908	$ (158,461)	$ 473,369	*
Other Data:				
Pay-TV subscribers, as of period end (in millions)	14.049	14.042	0.007	*
Pay-TV subscriber additions, gross (in millions)	0.734	0.739	(0.005)	(0.7)
Pay-TV subscriber additions, net (in millions)	0.035	(0.019)	0.054	*
Pay-TV average monthly subscriber churn rate	1.66%	1.80%	(0.14%)	(7.8)
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 842	$ 797	$ 45	5.6
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU")	$ 81.05	$ 76.99	$ 4.06	5.3
Broadband subscribers, as of period end (in millions)	0.385	0.139	0.246	*
Broadband subscriber additions, gross (in millions)	0.101	0.029	0.072	*
Broadband subscriber additions, net (in millions)	0.075	0.017	0.058	*
EBITDA (in thousands)	$ 767,723	$ 37,073	$ 730,650	*

* Percentage is not meaningful.

DISH QUARTERLY INVESTOR SUMMARY–3Q13 12

DISH QUARTERLY INVESTOR SUMMARY–3Q13 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements.